UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2014

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
______________________________________ (State or other jurisdiction	____________________ (Commission	____________________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue Milwaukee Wisconsin		53209
_____________________________________________________________ (Address of principal executive offices)		__________________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) On September 23, 2014, the Board of Directors (the "Board") of Johnson Controls, Inc. (the "Company") approved certain executive officer changes.

As a result of the changes, the Company is reporting that R. Bruce McDonald, the Company’s current Executive Vice President and Chief Financial Officer, has been elected Vice Chairman of the Company effective September 23, 2014. Mr. McDonald will remain an Executive Vice President, but will cease serving as Chief Financial Officer. The Company is also reporting that Brian J. Stief, the Company’s current Vice President and Corporate Controller, has been elected Executive Vice President and Chief Financial Officer of the Company effective September 23, 2014. In his role as Executive Vice President and Chief Financial Officer, Mr. Stief will also serve as the Company’s principal financial officer. He will cease serving as Corporate Controller and the Company’s principal accounting officer.

Mr. McDonald, age 54, was elected Chief Financial Officer in May 2005 and an Executive Vice President in September 2006. He previously served as Corporate Vice President from January 2002 to September 2006, Assistant Chief Financial Officer from October 2004 to May 2005 and Corporate Controller from November 2001 to October 2004. Mr. McDonald joined the Company in 2001. Mr. McDonald is a Director of Dana Holding Corporation, where he serves on the Audit and Compensation Committees.

Mr. Stief, age 58, was elected Vice President and Corporate Controller when he joined the Company in July 2010 and in that capacity has served as the Company’s principal accounting officer. Prior to joining the Company, Mr. Stief was a partner with PricewaterhouseCoopers LLP, which he joined in 1979 and in which he became partner in 1989.

Each of Mr. McDonald and Mr. Stief is a party to the Company’s form of executive employment agreement, which the Company filed as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 (the "Company Executive Employment Agreement"), the Company’s form of change in control employment agreement, which the Company filed as Exhibit B to the Company Executive Employment Agreement (the "Company Change in Control Agreement"), and the Company’s form of indemnity agreement, which the Company filed as an exhibit to its Annual Report on Form 10-K for the year ended September 30, 2007 (the "Company Indemnity Agreement").

In addition, on September 23, 2014, the Board elected Suzanne M. Vincent as Vice President and Corporate Controller of the Company effective September 23, 2014. In her role as Vice President and Corporate Controller, Ms. Vincent will serve as the Company’s principal accounting officer.

Ms. Vincent, age 43, has served as vice president, internal audit since joining the Company in October 2012. Prior to joining the Company, Ms. Vincent was an audit partner with KPMG LLP, which she joined in November 2001 and in which she became an audit partner in October 2008.

As a result of her election as Vice President and Corporate Controller, Ms. Vincent is expected to enter into the Company Executive Employment Agreement, the Company Change in Control Agreement and the Company Indemnity Agreement.

There are no transactions in which any of Mr. McDonald, Mr. Stief or Ms. Vincent has an interest requiring disclosure on the part of the Company under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

September 26, 2014	By:	/s/ Jerome D. Okarma
		Name:	Jerome D. Okarma
		Title:	Vice President, Secretary and General Counsel